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EXHIBIT 21.1

             LIST OF SUBSIDIARIES OF BARRA, INC. AS OF JUNE 3, 2003

                                                                          State or Other Jurisdiction
Name of Subsidiary*                                                       Of Incorporation or Organization
-------------------                                                       --------------------------------
BarraConsult, Ltda.                                                       Brazil

Barra Holding Company Ltd. (formerly TED Limited)                         England

Barra International, Ltd.                                                 Delaware

Barra International (Australia) Pty, Ltd.                                 Australia

Barra Japan Co., Ltd. (formerly Barra International (Japan), Ltd.)        Japan

Barra POSIT, Inc.                                                         Delaware

Barra Retail Intermediaries, Inc.                                         Delaware

Barra Ventures, Inc.                                                      Delaware

Financial Engineering Associates, Inc.                                    California

FEA International Europe, Inc.                                            California

Investment Performance Objects Pty, Ltd.                                  Australia

Investment Performance Objects Ltd.                                       England

POSIT Joint Venture                                                       California

Risk Reporting Limited                                                    Wales


*All subsidiaries do business under the names listed.


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